Exhibit 99.1

PRESS RELEASE

US MEDIA CONTACT:
Corbin Baumel
Intervoice
(972) 454-8737
corbin.baumel@intervoice.com
FOR RELEASE June 25, 2007
Intervoice Resolves Pending Proxy Contest
Former Chairman and CEO David W. Brandenburg and
Co-founder Daniel D. Hammond to Rejoin the Board
DALLAS, June 25, 2007 — Today Intervoice, Inc. (NASDAQ: INTV) announced an agreement appointing David W. Brandenburg, Daniel D. Hammond and Timothy W. Harris to the Intervoice Board, ending the proxy contest that was to occur at the Company’s 2007 Annual Meeting of Shareholders. Mr. Brandenburg, Mr. Hammond and Mr. Harris have each been appointed to the Intervoice Board effective June 22, 2007, and they will also be added to the Company’s revised slate of director nominees for one-year terms at the Annual Meeting. Concurrently with his appointment to the Company’s Board, Mr. Brandenburg was also elected Chairman and Mr. Hammond was elected Vice-Chairman. The slate of director nominees to be presented by the Company for election at the 2007 Annual Meeting of Shareholders will now consist of the following seven persons: David W. Brandenburg, Daniel D. Hammond, Timothy W. Harris, Gerald F. Montry, George C. Platt, Donald B. Reed and Robert E. Ritchey. Gerald F. Montry, George C. Platt, Donald B. Reed and Robert E. Ritchey are all current members of the Intervoice Board.
“Intervoice’s Board is very pleased to have reached this agreement and to be able to welcome back to the Intervoice Board Mr. Brandenburg and Mr. Hammond, both of whom have a deep understanding of Intervoice’s business and industry and are very familiar with our customers, partners and products,” said Bob Ritchey, President and CEO. “We are also delighted to welcome Mr. Harris as a new member and one who brings to Intervoice’s Board a strong financial and operating background in the technology sector. We all look forward to working with Mr. Brandenburg, Mr. Hammond and Mr. Harris to create an exciting future for Intervoice’s shareholders, employees, customers and partners worldwide.”
To accommodate the resolution of the pending proxy contest, Saj-nicole Joni, Joseph Pietropaolo and Jack Reily agreed at the request of Intervoice to resign from the Board to enable Mr. Brandenburg, Mr. Hammond and Mr. Harris to join the Board promptly after the directors’ resignations. “I know that I speak for the entire Board and the Intervoice management team in expressing to each of the departing directors our heartfelt appreciation and gratitude for the dedicated service, commitment and leadership that they each provided to the Company during their tenure on the Board,” said Mr. Ritchey. “Intervoice is a better and stronger company, from both an operational and governance perspective, because of the contributions that each made as a member of the Board.”
“Dan Hammond and I are excited to re-join the Intervoice Board, along with Tim Harris, at a pivotal point in the company’s history,” said Mr. Brandenburg. “I’ve always believed that Intervoice is a great Company with tremendous leadership worldwide in the voice-automation market. It has been blessed with great technology, great employees, a “blue-chip” roster of customers and a great and very talented management team. We look forward to supporting management in its efforts to have the Company enter an exciting new era of market leadership. We believe that working together in a constructive fashion with the other members of the Board and the Company’s management team, we can make a strong contribution to the future success of Intervoice. Our recent conversations with management and representatives of the Board have been very encouraging and have only validated our belief about the quality, character and potential of the Intervoice organization and the commitment we all share to enhancing shareholder value. With all parties working together constructively to look at the issues and to design new solutions for the future, there is no reason that Intervoice cannot make strong progress in a number of key areas. I’m confident that today’s announcement is the right decision for all concerned parties.”
Mr. Brandenburg is a former Chairman, Vice Chairman, Chief Executive Officer and President of Intervoice. He first joined Intervoice as Chief Operating Officer in July 1990 after having served as a director since 1989 and served as President from 1991 to 1994 and Vice Chairman from 1994 to 1995. Mr. Brandenburg re-joined Intervoice as Chief Executive Officer in 2000 and also served as Chairman of the Board until his retirement in November 2004. He left the Company’s Board of Directors in December 2004 following his retirement from the Company. In addition to his long association with Intervoice, from November 1997 to May 1998, Mr. Brandenburg served as President and Chief Executive Officer of AnswerSoft, Inc., a global provider of call center software automation solutions that has since been acquired by a predecessor to Aspect Software, Inc.
Mr. Hammond is a founder of Intervoice and served as its Chief Executive Officer from June 1986 to June 2000. He served on Intervoice’s Board of Directors from January 1984 until December 2000 and as Chairman of its Board from December 1990 until December 2000. He then served as an advisor to Intervoice from January 2001 until February 2004. He is the named inventor of five U.S. patents issued to Intervoice and one pending U.S. patent. Mr. Hammond is currently the President of Hammond Development International, Inc.

Mr. Harris currently serves as the President and Chief Executive Officer of Questia Media, Inc., a privately-held provider of online digital libraries. He served on the Board of Directors of Questia Media from December 2002 to the present. Prior to his role as Chief Executive Officer, he held various executive positions with the company from 1999 to 2004 including Vice President and Chief Operating Officer and Vice President and Chief Financial Officer. Prior to joining Questia Media, he worked for Compaq Computer Corporation for 15 years beginning in 1983 in various positions culminating as Vice President and General Manager of their Commercial Desktop Division. Prior to that position, he served in various executive and financial positions including having financial responsibility for worldwide manufacturing operations.
Intervoice also announced today that its 2007 Annual Meeting of Shareholders will be held on Monday, July 23, 2007 at 3:00 pm CDT at the Intercontinental Hotel in Dallas, Texas.
IMPORTANT INFORMATION
Certain matters discussed in this press release are covered by the Board Representation and Governance Agreement (“Agreement”) entered into between Intervoice and David W. Brandenburg pursuant to which the parties ended the proxy contest that was to occur at the Company’s 2007 Annual Meeting of Shareholders. This press release does not purport to be a complete description of the Agreement and is qualified in its entirety by reference to the full text of the Agreement which Intervoice intends to file with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. The complete text of the Agreement is being publicly filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about Intervoice.
Intervoice and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Intervoice shareholders. Certain information regarding the participants and their interests in the solicitation will be set forth in the definitive proxy statement for Intervoice’s 2007 annual meeting of shareholders, which will be available free of charge from the SEC and Intervoice at their websites as indicated below.
Intervoice intends to file a definitive proxy statement with the Securities and Exchange Commission containing information with respect to the revised slate of nominees being proposed for election at the 2007 annual meeting. Shareholders are advised to read the proxy statement and other documents related to the solicitation of proxies from shareholders of Intervoice for use at the 2007 annual meeting when they become available because they will contain important information. When completed, a definitive proxy statement and a form of proxy will be mailed to Intervoice’s shareholders and will be available, along with other relevant documents, at no charge, at the Securities and Exchange Commission’s website at http://www.sec.gov or by contacting Georgeson Inc. by telephone at (888) 605-7534.
About Intervoice, Inc.
Intervoice is a world leader in unified communications, providing scalable, switch-independent software and professional services that power standards-based voice portals, multi-channel IP contact centers, and next-generation mobile-enhanced services. Since 1983, Intervoice solutions have been used by many of the world’s leading banks, communications companies, healthcare institutions, utilities and government entities. With more than 5,000 customers in 75 countries, Intervoice helps enterprises and network operators stay competitive by offering their customers best-in-class services. Intervoice Voice Portal, IP contact center software, IMS-enabled messaging products, Media Exchange platform and custom-built and packaged applications are available on-premise and, selectively, as managed or hosted services by Intervoice. For more information, visit www.intervoice.com.
Forward-Looking Statements
Intervoice has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current beliefs. All statements other than statements of historical fact in this press release are forward-looking statements. Readers are cautioned to read the risks and uncertainties, described in the Company’s filings with the Securities and Exchange Commission, including without limitation, the risks and uncertainties set forth under the caption entitled “Cautionary Disclosures to Qualify Forward Looking Statements” in the Company’s Annual Report filed on Form 10-K and Quarterly Reports filed on Form 10-Q. Intervoice cautions current and potential investors that such risks and uncertainties could result in material differences from the forward-looking statements in this press release.
Intervoice® is a registered trademark and HomeZone™ is a trademark of Intervoice Limited Partnership. Names and marks for products provided by Intervoice partners and/or suppliers are used herein for identification purposes and may be trademarks of their respective companies.
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